EXHIBIT 24

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Marriott Marquis Corporation, a corporation organized under the laws of the state of Delaware (the 'Corporation'), hereby constitutes and appoints Patricia K. Brady, Edward Walter and Bryan J. Tomasek, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his or seal to and file with the Securities Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to registration under the Securities Act of 1933 of units of limited partnership interests of Atlanta Marriott Marquis II Limited Partnership, a limited partnership organized under the laws of the state of Delaware, of which the Corporation is the sole general partner, and grants to each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


     IN WITNESS HEREOF, the undersigned director and or officer has hereunto set his or her hand and seal, as of the date specified.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

          /s/ BRUCE F. STEMERMAN            President and Director                          November 10, 1997
------------------------------------------
            Bruce F. Stemerman

        /s/ ROBERT E. PARSONS, JR.          Director                                        November 10, 1997
------------------------------------------
          Robert E. Parsons, Jr.

       /s/ CHRISTOPHER G. TOWNSEND          Vice President, Director and Assistant          November 10, 1997
------------------------------------------  Secretary
         Christopher G. Townsend

          /s/ PATRICIA K. BRADY             Vice President and Chief Accounting Officer     November 10, 1997
------------------------------------------
            Patricia K. Brady

          /s/ BRUCE D. WARDINSKI            Treasurer                                     November 10, 1997
------------------------------------------
            Bruce D. Wardinski